                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--323 (California, Florida and New Jersey Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-45439 of our opinion dated August 13, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 30, 1999